Exhibit 99.1

Contacts:
Investors	Media
EVC Group	EVC Group
Jennifer Beugelmans, (646) 201-5447	Steve DiMattia, (646) 201-5445
Doug Sherk, (415) 896-6820

PHARSIGHT ACHIEVES $7.4 MILLION IN QUARTERLY REVENUE

Revenue Up 16% for First 9 Months Compared with Fiscal 2007

Net Income To Common Stockholders Grows 77% During The Fiscal Third Quarter

MOUNTAIN VIEW, Calif., Jan. 24, 2008 – Pharsight Corporation (Nasdaq:PHST), a leading provider of software and strategic services designed to optimize clinical drug development, today announced financial results for its third quarter of fiscal 2008, ended December 31, 2007. Revenue for the third quarter was $7.4 million, a 20% increase compared with revenue of $6.1 million in the third quarter of fiscal 2007.

“The fiscal third quarter of 2008 was a productive period for Pharsight during which we achieved tangible operational milestones that resulted in a record level of quarterly revenue and the successful re-listing of the Company’s common stock on the Nasdaq Capital Market,” said Shawn O’Connor, chairman and chief executive officer. “In our software business unit, we grew revenue by 24% compared with the fiscal third quarter of 2007 and added our 21st PKS™ and our third WinNonlin® AutoPilot™ customers. In addition, we surpassed the 100 customer milestone with our IVIVC Toolkit™ for WinNonlin that we released a year ago. Each of these achievements illustrates our continued progress in growing our relationships with our customers while expanding the overall addressable market for our products.

Within our consulting services business, which includes the Strategic Consulting Services (SCS) and Reporting and Analysis Services (RAS) units, we grew quarterly revenue by 17% year-over-year and were engaged for a total of 26 new agreements during the quarter,” said Mr. O’Connor. “We continue to reap the benefits of our investment in our RAS business and our successful efforts to diversify our SCS business practice have resulted in our top five customers representing 50% of our total SCS revenue this quarter compared with 74% in the same quarter of fiscal 2007.

During the first 9 months of fiscal 2008, we’ve achieved annual revenue growth of 16%, gross margin of 65% and non-GAAP net income that was 9% of revenue,” continued Mr. O’Connor. “Based upon our year-to-date performance, we remain on track with our full-year financial guidance.”

Recent Highlights

Pharsight’s recent highlights in its software and consulting services businesses include:

Software

•	Achieved 20% revenue growth in the first nine months of fiscal 2008 compared with the same period of fiscal 2007.

•	Added 21st PKS customer.

•	38% of PKS installed based purchased additional licenses year-to-date.

•	Achieved third WinNonlin AutoPilot customer.

•	IVIVC Toolkit for WinNonlin surpassed 100th customer milestone.

Consulting Services

Strategic Consulting Services (SCS)

•	Continued to diversify revenue base with top five customers representing 50% of revenue compared with 74% in the same period last fiscal year.

•	Engaged in 9 new projects.

•	Utilized an FDA quantitative disease model for non-small cell lung cancer to support Pharsight client’s oncology drug development program.

•

Continued to make featured presentations at key industry meetings including the Second Annual Drug Information Association (DIA) Cardiac Safety Conference, the American Association of Pharmaceutical Scientists (AAPS) and the Institute for Operations Research and the Management Sciences (INFORMS).

•	Expanded scientific team with the hiring of an additional senior associate scientist.

Reporting and Analysis Services (RAS)

•	Engaged in a total of 20 different projects for the business unit, including projects with VIVUS, Inc., Hyperion, and Alexion Pharmaceuticals.

•	Achieved quality assurance milestone; audits of RAS unit conducted by three global biopharmaceutical companies.

•	Expanded the RAS team in response to global demand for the group’s services; team now totals 10 professionals.

•	Achieved continued strong revenue growth; RAS revenue grew 36% sequentially compared with the prior quarter.

Other

•	Successfully re-listed on the Nasdaq Capital Market and began trading on November 27, 2007.

•	Continued to make progress with FDA Cooperative Research and Development Agreement (CRADA) with the successful installation of PKS into the Agency’s IT environment.

Additional Financial Results

Gross margin in the third quarter of fiscal 2008 was 64%. GAAP net income attributable to common stockholders was $532,000 in the fiscal third quarter of 2008, up 77% compared with $300,000 in the comparable period of fiscal 2007. Net earnings per basic and diluted share were $0.06 and $0.05 respectively during the third quarter of fiscal 2008 compared with $0.05 and $0.04 respectively during the third fiscal quarter of 2007. Non-GAAP net earnings per basic and diluted share for the third quarter of fiscal 2008, which exclude the impact of stock-based compensation, were both $0.09 compared with $0.08 and $0.07 respectively for the third quarter of fiscal 2007. Historical earnings per share calculations for the quarter and nine-month periods have been updated to reflect the 1-for-3 reverse stock split effected in November 2007.

Revenue for the first nine months of fiscal 2008 was $20.8 million, up 16% from $17.8 million reported for the same period of fiscal 2007. Gross margin for the first nine months of fiscal 2008 was 65%. GAAP net income for the first nine months of fiscal 2008 was $1.1 million up 9% compared with the comparable period of fiscal 2007. Excluding the impact of stock-based compensation, non-GAAP net income for the first nine months of fiscal 2008 was $2 million, 9% of revenue for the period. Net loss per basic and diluted share during the first nine months of fiscal 2008 were both $0.72 and included $0.82 in a non-cash accounting charge associated with the preferred stock conversion in the first quarter of fiscal 2008. Net income per basic and diluted share during the first nine months of fiscal 2007 were both $0.06. Non-GAAP net earnings per basic and diluted share for the first nine months of fiscal 2008 were $0.20 and $0.19 respectively and exclude the impact of stock-based compensation and the non-cash accounting charge associated with the preferred stock conversion. Non-GAAP net earnings per basic and diluted share during first nine months of fiscal 2007 were $0.16 and $0.14 and excluded the impact of stock-based compensation.

A reconciliation of GAAP to non-GAAP financial measures is included in the tables attached to this press release and on Pharsight’s website under the investor relations section.

Cash & Liquidity

Pharsight exited the third fiscal quarter with cash, cash equivalents and short-term investments of $15.1 million compared with $14.7 million at the end of fiscal 2007 and $13.0 million at December 31, 2006.

Fiscal 2008 Guidance

The Company is reiterating its guidance for fiscal 2008 and has adjusted the non-GAAP diluted earnings per share guidance to reflect the Company’s 1-for-3 reverse stock split effected on November 13, 2007. The updated non-GAAP diluted earnings per share is expected to be between $0.21 and $0.33, excluding the effects of the following non-cash items: approximately $0.69 related to the change in the fair value of the conversion feature of the Company’s redeemable preferred stock and approximately $0.12 related to stock-based compensation expense.

“We are excited about the opportunities available to us with the successes we have achieved during the first nine months of fiscal 2008,” said Will Frederick, senior vice president and chief financial officer. “During the fiscal third quarter, we successfully re-listed our common stock on the Nasdaq Capital Market, achieving a key goal that we outlined for our investors in fiscal 2007 to heighten our opportunities within the overall investment community. This quarter we also achieved positive fiscal year-to-date cash flow with cash, cash equivalents and short-term investments now in excess of $15 million, with no outstanding debt and a $5 million available credit facility. With our growing portfolio of products and consulting services, and the continued commitment from our dedicated employees, our top- and bottom-line results remain on track with our stated annual guidance.”

While Pharsight expects that over the long-term revenues and gross margin will increase in response to customer demand, revenue and gross margin in individual quarters may fluctuate in the future for its software business based upon timing of completion of large software installations. In addition, quarterly revenue and gross margin may also be impacted by the Company’s consulting businesses based upon timing of completion of milestones for fixed fee contracts and related revenue recognition for these activities.

Conference Call

Pharsight management will host a conference call and webcast tomorrow, January 25, 2008 at 10:00 a.m. Pacific Time to discuss the Company’s fiscal third quarter 2008 results, outlook for fiscal 2008 and current corporate developments. The dial-in number for the conference call is 800-240-2134 for domestic participants and 303-262-2130 for international participants. To access the live webcast of the call, go to Pharsight’s website at www.pharsight.com and click on the About Pharsight icon. The webcast can then be accessed under the Investor Relations section. A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain available for seven days. This replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, both using passcode 11106750#. An archived webcast will also be available at www.pharsight.com.

About Pharsight Corporation

Pharsight Corporation develops and markets integrated products and services that enable pharmaceutical and biotechnology companies to achieve significant and enduring improvements in the development and use of therapeutic products. The company’s goal is to help customers reduce the time, cost and risk of drug development, as well as optimize the post-approval marketing and use of pharmaceutical products.

Pharsight’s approach enhances the fundamental element of drug development success: strong decision-making. By adopting the Pharsight approach, customers acquire a new decision-making process with the potential to systematically improve every level and phase of their business and scientific processes. Pharsight is headquartered in Mountain View, California. Information about Pharsight is available at http://www.pharsight.com.

Use of Non-GAAP Financial Measures

Pharsight has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and net earnings per basic and diluted share, and non-GAAP net income and diluted earnings per share guidance for fiscal 2008. Pharsight uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Pharsight’s ongoing business performance and comparison to prior periods. Pharsight believes the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing its financial measures with other companies in Pharsight’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude the effects of non-cash stock-based compensation expense and/or a non-cash accounting charge associated with the preferred stock conversion in the first quarter of fiscal 2008. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed below.

Safe Harbor

This press release includes forward-looking statements, including statements regarding revenue, gross margin, the demand and market for our products and services, other growth strategies and opportunities, and our expectations for revenue and revenue growth, gross margin, net income, diluted earnings per share and annual cash flow for the fiscal year ending March 31, 2008. These forward-looking statements involve risks and uncertainties, and factors that could cause actual results to differ materially include the following: changes in the demand for Pharsight’s products and services; changes in Pharsight’s operating strategies, pricing models or research and development focus; the failure to develop new products and services or to keep pace with technological changes; the failure of the market for Pharsight’s products and services to develop as expected; the failure to generate additional sales from existing customers or to generate sales to new customers; the failure to meet customers’ expectations; uncertainties involved in pharmaceutical drug development; and changes in government regulation of the pharmaceutical industry. Further information on potential factors that could affect actual results is included in Pharsight’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 9, 2007. All forward-looking statements are based on information available to Pharsight as of the date hereof, and Pharsight assumes no obligation to update such statements, whether as a result of new developments or otherwise.

Drug Model Explorer, DMX, Pharsight, Pharsight Knowledgebase Server, PKS, PKS Validation Suite, PKS Reporter, PKS Office Client, WinNonlin, WinNonlin AutoPilot, IVIVC Toolkit for WinNonlin, Trial Simulator and WNL Validation Suite are trademarks or registered trademarks of Pharsight Corporation.

Financial Tables Follow

PHARSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Revenues:
License	$1,406	$1,237	$4,137	$3,977
Renewal	1,851	1,444	5,332	4,084
Maintenance	307	249	926	724
Services	3,809	3,191	10,357	9,048

Total revenues	7,373	6,121	20,752	17,833
Cost of revenues	2,635	1,871	7,346	5,444

Gross profit	4,738	4,250	13,406	12,389
Operating expenses:
Research and development	1,181	1,066	3,548	3,040
Sales and marketing	1,702	1,628	4,980	4,581
General and administrative	1,416	1,139	4,089	3,971

Total operating expenses	4,299	3,833	12,617	11,592

Income from operations	439	417	789	797
Other income, net	139	98	371	267

Income before income taxes	578	515	1,160	1,064
Provision for income taxes	(46)	(12)	(96)	(86)

Net income	532	503	1,064	978
Preferred stock dividend	—	(203)	(207)	(566)
Deemed dividend from stock conversion	—	—	(6,993)	—

Net income (loss) attributable to common stockholders	$532	$300	$(6,136)	$412

Net earnings per share attributable to common stockholders:
Basic	$0.06	$0.05	$(0.72)	$0.06

Diluted	$0.05	$0.04	$(0.72)	$0.06

Shares used to compute net earnings per share attributable to common stockholders:
Basic	9,403	6,595	8,537	6,571

Diluted	10,069	7,255	8,537	7,184

PHARSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2007	March 31, 2007
ASSETS
Current assets:
Cash, cash equivalents and investments	$15,071	$14,665
Accounts receivable, net	4,313	3,087
Prepaids and other current assets	424	523

Total current assets	19,808	18,275
Property and equipment, net	1,434	1,674
Other assets	46	46

Total assets	$21,288	$19,995

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$641	$769
Accrued expenses	3,634	3,620
Deferred revenue	8,087	8,289
Current portion of notes payable	—	292

Total current liabilities	12,362	12,970
Notes payable, less current portion	—	100
Other long term liabilities	124	179
Redeemable convertible preferred stock	—	7,096
Stockholders’ equity	8,802	(350)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$21,288	$19,995

PHARSIGHT CORPORATION

RECONCILIATION OF GAAP TO NON GAAP FINANCIAL MEASURES

(in thousands)

(Unaudited)

Net income—Non GAAP

	Three Months Ended		Nine Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income - GAAP	$532	$503	$1,064	$978
Stock based compensation expenses	346	195	881	620

Net income - Non GAAP	$878	$698	$1,945	$1,598

Net earnings per share - Non GAAP
	Three Months Ended		Nine Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income (loss) attributable to common stockholders - GAAP	$532	$300	$(6,136)	$412
Stock based compensation expenses	346	195	881	620
Deemed dividend from stock conversion	—	—	6,993	—

Net income (loss) attributable to common stockholders - Non GAAP	$878	$495	$1,738	$1,032

Shares used to compute net earnings per share attributable to common stockholders
Basic	9,403	6,595	8,537	6,571
Diluted	10,069	7,255	9,201	7,184
Net earnings per share attributable to common stockholders
Basic	$0.09	$0.08	$0.20	$0.16

Diluted	$0.09	$0.07	$0.19	$0.14